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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statements Nos. 33-11914, 33-11838, 33-45071, 33-62357, 333-20693, 333-25403, 333-89321, 333-46170, 333-68600 and 333-74088 of Tab Products Co. on Form S-8 of our report dated July 1, 2002 (July 29, 2002 as to Notes 1 and 19), appearing in this Annual Report on Form 10-K of Tab Products Co. for the year ended May 31, 2002.

Deloitte & Touche LLP
Chicago, Illinois
August 27, 2002

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Exhibit 23.1